UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR 12(g) OF

THE SECURITIES EXCHANGE ACT OF 1934

Honeywell International Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	22-2640650
(State or Other Jurisdiction of Incorporation)	(I.R.S. Employer Identification No.)

300 South Tryon Street

Charlotte, North Carolina 28202

(704) 627-6200

(Address of Principal Executive Offices)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered	Name of each exchange on which each class is to be registered
0.000% Senior Notes due 2024	New York Stock Exchange
0.750% Senior Notes due 2032	New York Stock Exchange

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A. (c), check the following box.  ☒

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A. (d), check the following box.  ☐

Securities Act registration statement file number to which this form relates:

333-228729

Securities to be registered pursuant to Section 12(g) of the Act:

None

Item 1. Description of Registrant’s Securities to be Registered.

The securities to be registered hereby are Honeywell International Inc.’s (the “Company’s” or “Honeywell’s”) 0.000% Senior Notes Due 2024 and the Company’s 0.750% Senior Notes Due 2032 (collectively, the “Notes”). The descriptions of the Notes are contained in the Company’s Prospectus, dated December 10, 2018, included in the Company’s registration statement on Form S-3 (File No. 333-228729) under the caption “Description of Debt Securities” and the Company’s Prospectus Supplement with respect to the Notes, dated March 3, 2020 and filed on March 5, 2020, under the caption “Description of the Notes,” and those sections are incorporated herein by reference.

Item 2. Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of March 1, 2007, relating to debt securities between Honeywell and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.1 of Honeywell’s Registration Statement on Form S-3 (File No. 333-141013), filed March 1, 2007).

4.2	First Supplemental Indenture, dated as of October 27, 2017 between Honeywell International Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.2 of Honeywell’s Current Report on Form 8-K (File No. 001-08974), filed October 30, 2017).

4.3	Second Supplemental Indenture, dated as of March 10, 2020 between Honeywell International Inc. and Deutsche Bank Trust Company Americas, as trustee (incorporated by reference to Exhibit 4.3 of Honeywell’s Current Report on Form 8-K (File No. 001-08974), filed March 10, 2020).

4.4	Form of 0.000% Senior Note due 2024 (incorporated by reference to Exhibit 4.4 of Honeywell’s Current Report on Form 8-K (File No. 001-08974), filed March 10, 2020).

4.5	Form of 0.750% Senior Note due 2032 (incorporated by reference to Exhibit 4.5 of Honeywell’s Current Report on Form 8-K (File No. 001-08974), filed March 10, 2020).

SIGNATURE

Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the Registrant has duly caused this registration statement to be signed on its behalf by the undersigned hereunto duly authorized.

Date: March 10, 2020	Honeywell International Inc.

	By:	/s/ Victor Miller
Victor Miller
Vice President, Deputy General Counsel, Corporate Secretary and Chief Compliance Officer

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